As filed with the Securities and Exchange Commission on June 7, 2024

Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Precision Optics Corporation, Inc.

(Exact name of registrant as specified in its Charter)

Massachusetts (State or other jurisdiction of incorporation)	04-2795294 (I.R.S. Employer Identification No.)

2 East Broadway

Gardner, Massachusetts 01440

(978) 630-1800

(Address of principal executive offices, including zip code, and telephone number, including area code)

____________________

Joseph N. Forkey

President and Chief Executive Officer

2 East Broadway

Gardner, Massachusetts 01440

(978) 630-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

____________________

Copies to:

Thomas Brennan

Cavas Pavri

ArentFox Schiff LLP

800 Boylston Street, 32nd Floor

Boston, MA 02199

Telephone: (617) 973-6197

Facsimile: (617) 367-2315

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 7, 2024

PROSPECTUS

$75,000,000

Precision Optics Corporation, Inc.

Common Stock

Debt Securities

Warrants

Purchase Contracts

Units

____________________

We may from time-to-time issue up to $75,000,000 aggregate dollar amount of common stock, debt securities, warrants, purchase contracts, or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “POCI”. On June 6, 2024, the closing price of the common stock, as reported on NASDAQ was $6.06 per share.

As of June 4, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $27,644,000, based on 6,073,939 shares of outstanding common stock, of which approximately 4,615,058 shares were held by non-affiliates, and a per share price of $5.99 based on the closing sale price of our common stock on June 4, 2024.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Precision Optics Corporation, Inc., in the sections entitled “Description of Common Stock,” “Description of the Warrants,” “Description of Purchase Contracts,” and “Description of Debt Securities”.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Precision Optics Corporation, Inc., a Massachusetts corporation.

Our Company

We have been a developer and manufacturer of advanced optical instruments since 1982. Our proprietary medical instrumentation line, unique custom design and manufacturing capabilities, and expert engineering and development has generated traditional proprietary endoscopes and endocouplers as well as other custom imaging and illumination products for our customers’ use in minimally invasive surgical procedures. We design and manufacture 3D endoscopes and very small Microprecision lenses, assemblies and complete medical devices to meet the surgical community’s continuing demand for smaller, disposable, and more enhanced imaging systems for minimally invasive surgery.

Effective June 1, 2019 we acquired the operating assets of Ross Optical Industries, Inc. of El Paso, Texas. As Ross Optical Industries we also operate as a supplier of custom optical components and assemblies for military and defense, medical and various other industrial applications. All products sold by us under the Ross Optical name include a custom or catalog optic, which is sourced through our extensive domestic and worldwide network of optical fabrication suppliers. Most systems make use of optical lenses, prisms, mirrors and windows and range from individual optical components to complex mechano-optical assemblies. Products often include thin film optical coatings that are applied using our in-house coating department.

Effective October 1, 2021 we acquired the operating assets of Lighthouse Imaging, LLC of Windham, Maine. Our Lighthouse Imaging division supplements our operations as a manufacturer of advanced optical imaging systems and accessories and has provided further expertise in electrical engineering and development of end-to-end medical visualization devices. Product development competencies at Lighthouse Imaging include Systems, Optical, Mechanical, Electrical and Process Development Engineering. Our product development team has extensive experience developing visualization systems that are used in a variety of clinical applications. Lighthouse Imaging is an industry leader in chip-on-tip visualization systems.

During the fiscal year ended June 30, 2022, approximately 34% our business was from engineering services primarily relating to the design of medical device optical assemblies, 41% from the sale of both internally manufactured and purchased optical components, and 25% from the manufacture of optical assemblies and sub-assemblies primarily for medical device instrument applications. During the fiscal year ended June 30, 2023, approximately 32% our business was from engineering services primarily relating to the design of medical device optical assemblies, 50% from the sale of both internally manufactured and purchased optical components, and 18% from the manufacture of optical assemblies and sub-assemblies primarily for medical device instrument. We expect sales revenue increases to result from assembly and manufacturing orders received from our customers for the products we assist them in designing using our unique optical product design and manufacturing capabilities. Much of the technology we have developed for making smaller medical devices can also be used in defense and aerospace systems where smaller size and weight can be beneficial.

Corporate Information

Our principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440. Our website address is www.poci.com. The information on or accessible through our website is not part of this prospectus.

Securities We May Offer

With this prospectus, we may offer common stock, debt securities, warrants, purchase contracts, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $75,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

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Common Stock

We may offer shares of our common stock, par value $0.01 per share.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” below, any risk factors included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Risks Related to Our Business

We have a history of losses; we may continue to incur losses and not achieve profitability in the near term; and we may need to raise additional funds.

During the years ended June 30, 2023, and 2022, we incurred operating losses of $638,548 and $1,513,890. Our accumulated deficit on June 30, 2023 amounted to $48,239,007. We had working capital of $4,599,536 and $1,918,575 as of June 30, 2023, and 2022, respectively. We may continue incurring losses for the foreseeable future and not achieve sustained profitability in the near term. We must generate sufficient cash flow or raise additional capital to pursue our product development initiatives and penetrate markets for the sale of our products. We believe that for the time being we have adequate access to capital resources, having raised $2.52 million in gross proceeds from a private placement of common stock in June 2023 and having increased our bank credit facilities that same month. However, if in the future we are unable to secure adequate additional capital when needed, we may be required to curtail our research and development initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We depend on the availability of certain key supplies and services that are available from only a few sources, and we may experience difficulty with certain suppliers due to national and global economic supply-chain factors and we may have difficulty finding alternative sources of these supplies or services.

We source certain key supplies to develop and manufacture our products, particularly our precision grade optical glass, which is available from only a few sources, in China. Our business could be affected if we become unable to procure these essential materials and services in adequate quantities and at acceptable prices. We continuously evaluate our suppliers and alternative sources. If we experience a shortage of certain supplies and are unable to find an alternative source, our financial condition and results of operations could be adversely affected.

We rely on a small number of customers who may not consistently purchase our products in the future and if we lose any one of these customers, our revenues may decline.

At June 30, 2023, one customer accounted for 11.4% of total revenues and two customer accounts receivable balance accounted for 14.0% and 13.7% of total accounts receivable. No customer accounts receivable balance accounted for more than 10% of total accounts receivable at June 30, 2022.

In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. These customers may not consistently purchase our products at a particular rate over any subsequent period. A loss of any of these customers could adversely affect our revenues.

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We could suffer unrecoverable losses on our customers’ accounts receivable, which would adversely affect our financial results.

At June 30, 2023, two customer accounts receivable balances accounted for 14.0% and 13.7% of total receivables. While we believe we have a varied customer base and have experienced strong collections in the past, we may experience changes in our customer base, including reductions in purchasing commitments, which could also have a material adverse effect on our revenues and liquidity. Additionally, our customers could become unable or unwilling to pay amounts owed to us. Over the past three years, we have not had significant accounts receivable write-offs or significant additions to our accounts receivable reserve. We have not purchased insurance on our accounts receivable balances. Nonetheless, large uncollectible accounts receivable balances could arise in the future and could have a material adverse effect on our financial condition.

We rely heavily upon the talents of our Chief Executive Officer and other senior officers, the loss of whom could damage our business.

Our performance depends, to a large extent, on a small number of key scientific, technical, managerial and manufacturing personnel. In particular, we believe our success is highly dependent upon the services and reputation of our Chief Executive Officer, Dr. Joseph N. Forkey and our President of the Ross Optical division, Mr. Divaker Mangadu. The loss of Dr. Forkey’s services could damage our business. Dr. Forkey provides highly valuable contributions to our capabilities in optical instrument development, in management of new technology and in potentially significant longer-term Company initiatives. The loss of Mr. Mangadu could damage the operations of the Ross Optical division as Mr. Mangadu provides highly valuable contributions to the effective operation of Ross including its sales, customer and vendor relationships, production activities and overall administration. We do not carry key-man life insurance on Dr. Forkey or Mr. Mangadu. In April and June 2023, we added a Chief Operating Officer and a new Chief Financial Officer to our executive team, and we expect that these new executives will provide valuable contributions to our overall operations and financial management.

We must continue to be able to attract and retain employees with the scientific and technical skills that our business requires and if we are unable to attract and retain such individuals, our business could be severely damaged.

Our ability to attract and retain employees with a high degree of scientific and technical talent is crucial to the success of our business. There is intense competition for the services of such persons, and we cannot guarantee that we will be able to attract and retain individuals possessing the necessary qualifications. If we cannot attract and retain such individuals, we may not be able to perform the necessary design services for our customers or produce our products causing damage to our business or an inability to meet customer demand or increase revenues.

We are subject to a high degree of regulatory oversight and, if we do not continue to receive the necessary regulatory approvals, our revenues may decline.

The FDA has granted us clearance to manufacture and market the medical products we currently sell in the United States. However, prior FDA approval may be required before we can market additional medical products that we may develop in the future. We may also seek to sell current or future medical products in a manner that requires us to obtain FDA permission to market such products. We may also require the regulatory approval or license of other federal, state or local agencies or comparable agencies in other countries.

We may lose the FDA’s permission to manufacture and market our current products or may not obtain the necessary regulatory permission, approvals or licenses for the manufacturing or marketing of any of our future products. Also, we cannot predict the impact on our business of FDA regulations or determinations arising from future legislation or administrative action. If we lose the FDA’s permission to manufacture and market our current products or we do not obtain regulatory permission to manufacture and market our future products, our revenues may decline and our business may be harmed.

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We face risks inherent in product development and production under fixed-price purchase orders and these purchase orders may not be profitable over time.

A portion of our business has been devoted to research, development and production under fixed-price purchase orders. For our purposes, a fixed-price purchase order is any purchase order under which we will provide products or services for a fixed-price over an extended period of time, usually six months or longer. Fixed-price purchase orders have represented as much as 50% of our total revenues during periods in the last several years. We expect that revenues from fixed-price purchase orders will continue to represent a significant portion of our total revenues in future fiscal years.

Because they involve performance over time, we cannot predict with certainty the expenses involved in meeting our obligations under fixed-price purchase orders. Therefore, we can never be sure at the time we enter into any single fixed-price purchase order that such purchase order will continue to be profitable for us throughout the fixed-price period.

We perform engineering and manufacturing services for our customers who could decide to use another vendor for these services in the future.

A significant portion of our revenues are derived from engineering and manufacturing services that we perform to design and fabricate medical device products or sub-assemblies of medical device products for our customers who in turn sell the products to the end users. Our customers typically own the proprietary rights to and control commercial distribution of the final products. Therefore, in many of these cases we do not own the proprietary rights to the medical device products that we manufacture or that our sub-assemblies are made a part of. Our customers could decide to use other suppliers for these services based on cost, quality, delivery time, production capacities, competitive and regulatory considerations or other factors. Thus, revenues from our customers and the products and services we provide them are subject to significant fluctuation on a product to product basis from period to period.

We resell products we purchase from third parties and our customers could decide to use another vendor for to acquire those products.

Our division Ross Optical primarily acquires specialized optical components and assemblies from third parties pursuant to specifications provided from its customers, inspects and sometimes further processes those products before reselling them to its customers. Because Ross Optical does not manufacture the optical components and assemblies and does not own the intellectual property rights to the products, its customers could choose to obtain those products and services from other sources or could apply pressure to Ross Optical to lower its prices resulting in reduced future gross margins and operating results.

Third parties may infringe on our intellectual property and, as a result, we could incur significant expense in protecting our patents or not have sufficient resources to protect them.

We utilize numerous licensed patents that are important to our business. In July 2011, we entered into an asset purchase agreement with Intuitive Surgical Operations, Inc. in which we assigned to Intuitive Surgical all the issued and non-expired patents and pending patent applications we held at that time and, in return, Intuitive Surgical granted to us a royalty-free, worldwide license to these patents in fields outside of medical robotics. Although we are not currently aware of any past or present infringements of these patents, we would expect, jointly with Intuitive Surgical, to try to protect these patents from infringement.

We also plan to seek additional patents if and as we develop patentable devices or methods. To this end, we have obtained confidentiality agreements from our employees and consultants and others who have access to the design of our products and other proprietary information. Protecting and obtaining patents, however, is both time consuming and expensive. We therefore may not have the resources necessary to assert all potential patent infringement claims or pursue all patents that might be available to us. If our competitors or other third parties infringe on our patents, our business may be harmed.

Third parties may claim that we have infringed on their patents and, as a result, we could be prohibited from using all or part of any technology used in our products.

Should third parties claim a proprietary right to all or part of any technology that we use in our products, such a claim, regardless of its merit, could involve us in costly litigation. If successful, such a claim could also result in us being unable to freely use the technology that was the subject of the claim, or sell products embodying such technology. If we engage in litigation, our expenses may increase and our business may be harmed. If we are prohibited from using a particular technology in our products, our revenues may decline and our business may be harmed.

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We depend on the availability of certain key supplies and services that are available from only a few sources and if we experience difficulty with a supplier, we may have difficulty finding alternative sources of these supplies or services.

We require certain key supplies to develop and manufacture our products, particularly our precision grade optical glass, which is available from only a few sources, each of which is located outside of the United States. Additionally, we rely on outside vendors to grind and polish certain of our lenses and other optical components, such as prisms and windows. We also rely on a limited number of suppliers for specialized CMOS sensors and the electronic wiring of those sensors. Based upon our ordering experience to date, we believe the materials and services required for the production of our products are currently available in sufficient quantities to meet our needs. Our requirements are small relative to the total supply, and we are not currently encountering problems with availability. However, this does not mean that we will continue to have timely access to adequate supplies of essential materials and services in the future or that supplies of these materials and services will be available on satisfactory terms when the need arises. Our business could be severely damaged if we become unable to procure these essential materials and services in adequate quantities and at acceptable prices.

From time to time, subcontractors may produce some of our products for us, and our business is subject to the risk that these subcontractors fail to make timely delivery. Our products and services are also used as components of the products and services of other manufacturers. We are therefore subject to the risk that manufacturers who integrate our products or services into their own products or services are unable to acquire essential supplies and services from third parties in a timely fashion. If this occurs, we may not be able to deliver our products on a timely basis and our revenues may decline.

Our customers may claim that the products we sold them were defective and if our insurance is not sufficient to cover such a claim, we would be liable for the excess.

Like any manufacturer, we are and always have been exposed to liability claims resulting from the use of products we assist in developing, manufacture and supply to our customers. Additionally, the products we supply could be used in conjunction with other products in medical device applications, such as certain endoscope products claimed to be associated with surgical suite contamination resulting from their intended re-use and re-sterilization. We maintain product liability insurance to cover us in the event of liability claims, and as of July 31, 2023, no such claims have been asserted or threatened against us. However, our insurance may not be sufficient to cover all possible future product claims, costs and any resulting liabilities.

We would be liable if our business operations harmed the environment and a failure to maintain compliance with environmental laws could severely damage our business.

Our operations are subject to a variety of federal, state and local laws and regulations relating to the protection of the environment. From time to time, we use hazardous materials in our operations. Although we believe that we have suitable practices and policies in place to address applicable environmental laws and regulations, our business could be severely damaged by any failure to maintain such compliance.

Our quarterly financial results vary quarter to quarter and depend on many factors. As a result, we cannot predict with a high degree of certainty our operating results in any particular fiscal quarter.

Our quarterly operating results may vary significantly depending upon factors such as:

•	the timing of completion of significant customer orders;

•	the timing and amount of our research and development expenditures;

•	the costs of initial product production in connection with new products;

•	the timing of new product introductions—both by us and by our competitors;

•	the timing and level of market acceptance of new products or enhanced versions of our existing products;

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•	our ability to retain existing customers and customers’ continued demand for our products and services;

•	our customers’ inventory levels, and levels of demand for our customers’ products and services; and

•	competitive pricing pressures.

We may not be able to grow or sustain revenues or achieve or maintain profitability on a quarterly or annual basis and levels of revenue and/or profitability may vary from one such period to another.

Many of our competitors are large, well-financed companies who have research and marketing capabilities that are superior to ours.

The industries in which we operate are highly competitive. Many of our existing and potential competitors have greater financial resources and manufacturing capabilities, more established and larger marketing and sales organizations and larger technical staffs than we have. Other companies, some with greater experience in the optics, semiconductor or medical products industries, are seeking to produce products and services that compete with our products and services.

Ross Optical is subject to tariffs and regulatory scrutiny, and it faces the risk of changes to this regulatory environment and business in the future.

Ross Optical is ISO and ITAR registered and currently imports, exports, and manufactures optical products for the defense industry, some of which are controlled by regulations promulgated by the U.S. Departments of State and Commerce. If Ross Optical fails to comply with the terms of these regulations and registrations, it may lose its ITAR registration or suffer other consequences, such as the withdrawal or suspension of approvals, suspension of imports, exports or production, or the imposition of fines or other penalties.

There is also the risk that new laws or regulations or changes in enforcement practices applicable to the business of Ross Optical could be imposed, which may adversely affect its ability to compete effectively with other institutions that are not affected in the same way, or which may impact its supplier and customers. In addition, regulation imposed on market participants generally, such as foreign tariff increases could negatively affect the overall profitability of Ross Optical’s international business.

These developments could impact Ross Optical’s profitability, or even make it uneconomical for Ross Optical to continue to conduct all or certain of its business, or could cause Ross Optical to incur significant costs associated with adjusting its business to these changes.

Risks Related to our Stock

Trading in our common stock may be subject to substantial volatility.

Our common stock is quoted on the Nasdaq Stock Market under the symbol POCI. We expect our common stock to continue to be quoted on Nasdaq for the foreseeable future. The price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	our ability to successfully conceive and to develop new products and services to enhance the performance characteristics and methods of manufacture of existing products;

•	our ability to retain existing customers and customers’ continued demand for our products and services;

•	the timing of our research and development expenditures and of new product introductions;

•	the timing and level of acceptance of new products or enhanced versions of our existing products; and

•	price and volume fluctuations in the stock market at large which do not relate to our operating performance.

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We are contractually obligated to issue shares in the future, diluting your percentage interest in us.

We have reserved shares for future issuance under all currently outstanding stock options, we expect to issue additional shares and stock options from time to time to compensate employees, consultants and directors, and we may in the future issue additional shares to raise capital. Any such issuances will have the effect of diluting the percentage interests of other holders of our common stock.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits, and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

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Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our articles of organization and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the President or the majority of the board of directors.

Amendment of Bylaws. Our Articles of Organization provide that the directors may make, amend, or repeal the bylaws in whole or in part, except with respect to any provision thereof which requires action by the stockholders. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at any annual meeting of the stockholders or at a meeting of the board of directors, called for the purpose of amending and/or restating our bylaws.

Anti-Takeover Provisions under Massachusetts Law

Provisions Regarding Business Combinations

Precision Optics is subject to the provisions of Chapter 110F of the MBCA. In general, Chapter 110F prohibits a publicly held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, five percent or more of the corporation’s voting stock.

Under Chapter 110F, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (a) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder..

A Massachusetts corporation may “opt out” of these provisions with an express provision in its original articles of organization or an express provision in its articles of organization or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

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Provisions Regarding a Classified Board of Directors

Section 8.06(b) of the MBCA provides that, unless a company opts out of such provision, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. We have opted out of this default requirement for a classified board of directors.

Pursuant to Section 8.06(c)(2) of the MBCA, however, our board of directors may unilaterally opt back into default requirements under Section 8.06(b) of the MBCA and become a classified board of directors without the approval of our stockholders. Sections 8.06(d) and (e) of the MBCA provide that when a board of directors is so classified, (i) stockholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. If our board of directors opts into this classified structure in the future, these provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, at least two annual meetings would generally be necessary for stockholders to effect a change in a majority of the members of our board of directors. As a result, the ability of our board of directors to adopt a classified structure in the future without the approval of our stockholders could have the effect of discouraging a potential acquirer from making a tender offer for a majority of the outstanding voting interest of our capital stock or otherwise attempting to obtain control of Precision Optics.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “POCI”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

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Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),

○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

○	if other than as specified in the indentures (for global debt securities);

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•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

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The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the making of any sinking fund payment when due;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

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Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

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Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	to secure the debt securities;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	modify any of the provisions described in this section.

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Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

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Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations, and terms of any common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

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Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

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Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

ArentFox Schiff LLP, Boston, Massachusetts, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Stowe & Degon LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended June 30, 2023 (filed on September 28, 2023), as amended by our Annual Report on Form 10-K/A (filed February 28, 2024);

•	our Current Report on Form 8-K filed on December 5, 2023, to the extent the information in such report is filed and not furnished;

•	our Quarterly Reports on Form 10-Q filed on November 14, 2023, February 14, 2024, and May 15, 2024;

•	our Definitive Proxy Statement on Schedule 14A filed on October 20, 2023; and

•	the description of our common stock contained in our Registration Statement on Form S-1, dated and filed with the SEC on June 13, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

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An updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Precision Optics Corporation, Inc.

Attn: Corporate Secretary

22 East Broadway

Gardner, Massachusetts 01440

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC registration fee		$11,070.00
FINRA filing fee		11,750.00
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		1,500
Miscellaneous fees and expenses		*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

We are organized under the laws of the Commonwealth of Massachusetts. Our officers and directors are indemnified as provided by the Massachusetts Business Corporation Act as set forth in Chapter 156D of the General Laws of Massachusetts, our Articles of Organization, as amended, and our Bylaws.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation for monetary damages for breaches of fiduciary duty, except in circumstances involving (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit.

Section 8.52 of the MBCA provides that we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of our Company against reasonable expenses incurred by him in connection with the proceeding.

In addition, under Section 8.51 of the MBCA, we may indemnify a director against liability incurred in a proceeding if:

(1)       (i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of our Company or that his conduct was at least not opposed to the best interests of our Company; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2)       he engaged in conduct for which he shall not be liable as provided in our Articles of Organization, as amended, which may limit personal liability of a director as provided in the General Laws of Massachusetts.

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The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 8.51 of the MBCA.

Section 8.56 of the MBCA permits a corporation to indemnify an officer (1) under those circumstances in which the corporation would be allowed to indemnify a director and (2) if such officer is not a director of the corporation, to such further extent as the corporation chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 of the MBCA further requires that a corporation indemnify an officer who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he was a director of the corporation.

Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow us to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual’s financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above). Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer under certain circumstances.

Section 8.58 of the MBCA allows a corporation to obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification to a director or officer or to advance funds or reimburse expenses. Such a commitment may be made in the corporation’s articles of organization or bylaws or in a resolution adopted or a contract approved by the board of directors or the shareholders.

Under Section 8.51(b) of the MBCA, a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation. Unless ordered by a court as provided in the statute, we may not indemnify a director if his conduct did not satisfy the standards set forth above.

Our Articles of Organization, as amended, provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the MBCA, or Massachusetts Business Corporation Act, as in effect at the time such liability is determined. Our Bylaws provide that we shall indemnify our directors and officers (including persons who serve at our request as directors, officers, or trustees of another organization, or in any capacity with respect to any employee benefit plan) to the full extent permitted by the laws of the Commonwealth of Massachusetts against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened while in office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of our Company (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation), or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of an employee benefit plan. In addition, we hold a Director and Officer Liability and Corporate Indemnification Policy.

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Item 16. Exhibits

Exhibit No.	DESCRIPTION OF DOCUMENT
1.1	Form of Underwriting Agreement +
4.1	Form of Unsubordinated Indenture *
4.2	Form of Subordinated Indenture *
4.3	Form of Warrant Certificate+
4.4	Form of Warrant Agreement+
4.5	Form of Unit Agreement and Certificate+
5	Opinion of ArentFox Schiff LLP *
23.1	Consent of Stowe & Degon LLC *
23.2	Consent of ArentFox Schiff LLP (included in Exhibit 5)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture#
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture#
107	Filing Fee Table *

____________________

* Filed herewith

+ As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference

# As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ß 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ß 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Gardner, State of Massachusetts, on June 7, 2024.

PRECISION OPTICS CORPORATION, INC. (Registrant)

By:	/s/ Joseph N. Forkey
Joseph N, Forkey Chief Executive Officer, President, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph N. Forkey and Wayne M. Coll, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Joseph N. Forkey		June 7, 2024
Joseph N. Forkey	Chief Executive Officer, President, Treasurer and Director (Principal Executive Officer)

/s/ Wayne M. Coll		June 7 2024
Wayne M. Coll	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Peter V. Anania		June 7, 2024
Peter V. Anania	Director

/s/ Andrew J. Miclot		June 7, 2024
Andre J. Miclot	Director

/s/ Richard B. Miles		June 7, 2024
Richard B. Miles	Director

/s/ Peter H. Woodward		June 7, 2024
Peter H. Woodward	Director

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